UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As previously announced in a press release dated September 16, 2014 and disclosed in the Current Report on Form 8-K filed on September 16, 2014, after the close of business on September 15, 2014 (the “Separation Date”), Atlantic Power Corporation (the “Company”) appointed Kenneth Hartwick, 51, as interim President and Chief Executive Officer (“CEO”) effective immediately, following the mutual agreement for Barry Welch to step down as President, CEO and a director of the Company.

On September 22, 2014 (the “Effective Date”), the Company and Atlantic Power Holdings, Inc., a wholly-owned subsidiary of the Company (“Atlantic Holdings”), entered into a severance and release agreement (the “Severance and Release Agreement”) with Mr. Welch.  The Severance and Release Agreement provides that Mr. Welch will receive severance payments and benefits pursuant to his Amended and Restated Executive Employment Agreement, dated April 15, 2013 (the “Employment Agreement”), three months of Mr. Welch’s current base salary and three months of continued benefits (in lieu of notice) and reimbursement in an amount up to $10,000 for legal fees in connection with the Severance and Release Agreement (the “Severance Benefits”).

In consideration of the Severance Benefits, pursuant to the Severance and Release Agreement, and subject to the limitations contained therein, Mr. Welch has granted a release to the Company and all of its subsidiaries, affiliates, successors and assigns, and their respective past, present and future officers, directors, shareholders, members, partners, agents, employees and attorneys in respect of any potential claims.  In addition, pursuant to the Separation and Release Agreement, and subject to the limitations contained therein, Atlantic Holdings, the Company and their affiliates have granted a release to Mr. Welch in respect of any potential claims.

In addition to the compensation and release arrangements described above, the Separation and Release Agreement contains customary non-disparagement, confidentiality, non-solicitation and cooperation provisions.  Pursuant to the Separation and Release Agreement, Mr. Welch’s obligations under Section 9(a) of the Employment Agreement shall not be applicable and instead (i) for one year following the Separation Date, Mr. Welch shall not divert or otherwise appropriate, directly or indirectly, alone or with others, any project acquisition, development and/or construction opportunities that the Company considered within the nine month period immediately preceding the Separation Date and (ii) shall not be employed by any public or private company that, within one year of the Separation Date, undertakes any transaction which would constitute a “change in control” as defined in Section 6(b) of the Employment Agreement with respect to the Company or Atlantic Holdings.

This description of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation and Release Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Severance and Release Agreement by and between Atlantic Holdings, the Company and Barry E. Welch, dated September 22, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: September 23, 2014	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Severance and Release Agreement by and between Atlantic Holdings, the Company and Barry E. Welch, dated September 22, 2014.

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